EXHIBIT 11


                              McGLADREY & PULLEN L.L.P.
                   Certified Public Accountants & Consultants


                        CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the use of our report dated February 10, 1997, on the financial statements referred to therein in Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A, File No. 2-94184, of Reich & Tang Equity Fund, Inc. as filed with the Securities and Exchange Commission.

     We also consent to the reference to our Firm in the Prospectus under the caption "Selected Financial Information" and in the Statement of Additional Information under the caption "Counsel and Auditors."




                                             /s/McGLADREY & PULLEN, LLP
                                                McGladrey & Pullen, LLP


New York, New York
April 16, 1997